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                                                                    Exhibit 16.1


July 23, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We have read the statements made by AMERCO and U-Haul International, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K as part of the Company's Form 8-K report dated Wednesday, July 17, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP